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NUMBER		SHARES

DRAD COMMON STOCK	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 253827 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that
is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF
---------------------------------------------DIGIRAD CORPORATION----------------------------------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (copies of which are on file with the Transfer Agent), as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ DAVID M. SHEEHAN President and Chief Executive Officer	DIGIRAD CORPORATION CORPORATE SEAL 1997 DELAWARE	/s/ TODD P. CLYDE Chief Financial Officer
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NY)
BY
TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

DIGIRAD CORPORATION

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such statement may be obtained by a request in writing to the office of the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-
TEN ENT-	as tenants by the entireties
JT TEN-	as joint tenants with right of		(Cust)	(Minor)
	survivorship and not as		Custodian under Uniform Gifts to Minors
	tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,____________________,hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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DIGIRAD CORPORATION